UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2017
(Date of earliest event reported)

SUPREME INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-8183	75-1670945

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 237 2581 E. Kercher Road Goshen, Indiana	46528	(574) 642-3070

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 27, 2017, in connection with the Merger (as defined below), Supreme Industries, Inc. (the “Company”), as borrower, terminated its April 29, 2013 Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, a national banking association, and BMO Harris Bank, N.A. and repaid all amounts outstanding thereunder. The Company previously filed the Credit Agreement as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 3, 2013 and subsequently filed Amendment No. 1 to the Credit Agreement as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and Amendment Nos. 2, 3, and 4 as Exhibits 10.1 to the Company’s Current Reports on Form 8-K filed on September 2, 2014, November 25, 2015 and November 22, 2016, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 8, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wabash National Corporation, a Delaware corporation (“Wabash National”) and Redhawk Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Wabash National (“Purchaser”).

Pursuant to the Merger Agreement, on August 22, 2017, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s (i) Class A common stock, par value $0.10 per share (the “Class A Shares”), and (ii) Class B common stock, par value $0.10 per share (the “Class B Shares” and, collectively with the Class A Shares, the “Shares”), at a price of $21.00 per Share, net to the seller in cash, without interest and subject to applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 22, 2017, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On September 27, 2017, Wabash National announced that the offering period of the Offer had expired at 12:01 a.m., New York City time, on September 27, 2017 and that as of such time, based on the information provided by the depositary for the Offer, 15,731,345 Shares were validly tendered and not withdrawn prior to the expiration of the offering period (including 135,997 shares of Class A Common Stock tendered pursuant to notices of guaranteed delivery), representing approximately 91.67% of the outstanding Shares as of such time, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. On September 27, 2017, Purchaser accepted for payment, and has paid or expects to promptly pay for, all Shares validly tendered and not properly withdrawn during the offering period (the “Offer Acceptance Time”).

On September 27, 2017 pursuant to the terms of the Merger Agreement and following the completion of the offering period, Purchaser merged with and into the Company (the “Merger”) upon the filing on such date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Wabash National. In the Merger, Shares not tendered and accepted for payment in the Offer (other than Shares held by Wabash National, the Company, Purchaser or any of their respective wholly owned subsidiaries or stockholders of Company who have perfected their statutory rights of appraisal under Delaware law) were converted into the right to receive the same $21.00 per Share, net to the holder in cash, without interest and subject to applicable tax withholding, paid in the Offer (the “Merger Consideration”).

The total consideration to be paid for the Shares in the Offer and the Merger is expected to be approximately $360.4 million, of which approximately $330.4 million has been or will be promptly paid by Purchaser in accordance with the terms of the Offer for Shares that were validly tendered and not properly withdrawn in the offering period. These amounts exclude fees and expenses related to the Offer and the Merger. Wabash National provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission (the “SEC”) on August 9, 2017, and is incorporated herein by reference.

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NYSE American stock exchange (the “NYSE American”). Accordingly, on September 27, 2017, at the Company’s request, the NYSE American will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s Class A Shares from the NYSE American. The Company’s Class A Shares, which previously traded under the symbol “STS”, ceased to be traded on NYSE American prior to the opening of trading on September 27, 2017. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Class A Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be terminated.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference. At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Wabash National, as the direct parent of Purchaser, acquired control of the Company. As of the Effective Time, the Company became a direct wholly owned subsidiary of Wabash National.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, on September 27, 2017, each of Herbert M. Gardner, William J. Barrett, Peter D. Barrett, Edward L. Flynn, Arthur J. Gajarsa, Thomas B. Hogan, Michael L. Klofas, Mark C. Neilson, and Wayne A. Whitener resigned as a director of the Company and from any committees of the Company’s Board of Directors on which they then served. In addition, pursuant to the Merger Agreement and effective as of immediately after the Effective Time, on September 27, 2017, Richard J. Giromini and Brent L. Yeagy were appointed to the Board of Directors of the Company.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, on September 27, 2017, Jeffery L. Taylor became Vice President of the Company and Erin J. Roth became Secretary of the Company. As previously disclosed, the employment of Herbert M. Gardner and William J. Barrett terminated effective upon consummation of the Merger.

Each of Richard J. Giromini, Brent L. Yeagy, Jeffery L. Taylor and Erin J. Roth is an officer of Wabash National. Biographical information for each of Richard J. Giromini, Brent L. Yeagy, Jeffery L. Taylor and Erin J. Roth was previously furnished to the Company and its stockholders by Wabash and Purchaser and is set forth in Schedule I to the Offer to Purchase filed by Wabash and Purchaser with the SEC on August 22, 2017, as subsequently amended, which is incorporated by reference herein.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger, the certificate of incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the bylaws of the Company were amended and restated, the text of which amendment and restatement is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated August 8, 2017, among Supreme Industries, Inc., Wabash National Corporation and Redhawk Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Supreme Industries, Inc.’s Current Report on Form 8-K filed on August 9, 2017).

3.1	Amended and Restated Certificate of Incorporation of Supreme Industries, Inc.

3.2	Amended and Restated Bylaws of Supreme Industries, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: September 27, 2017	By:	/s/ Jeffery L. Taylor
Name: Jeffery L. Taylor Title: Vice President

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